 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 7, 2021

Commission File Number:  00115757

ImageWare Systems, Inc.
(Exact name of registrant as specified in its charter.)

Delaware (State or other jurisdiction of incorporation or organization)	330224167 (IRS Employer Identification No.)

13500 Evening Creek Drive N , Suite 550, San Diego, California 92128
(Address of principal executive offices)

858-673-8600
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
None	IWSY	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2021, ImageWare Systems, Inc. (the “Company”) entered into a letter agreement to appoint Jay B. Lewis as the Company’s Senior Vice President and Chief Financial Officer. A copy of the letter agreement is attached hereto as Exhibit 10.1, and a copy of the press release issued by the Company regarding Mr. Lewis’ appointment is attached hereto as Exhibit 99.1.

Mr. Lewis, age 62, has over 20 years of experience as a senior financial officer of high growth public companies, and has raised over $300 million of capital including public and private equity, high-yield and other debt and executed over $400 million of M&A transactions.  Mr. Lewis previously served as the Chief Financial Officer of ID Watchdog, Inc. from 2011 until 2017. ID Watchdog provided subscription-based identity theft protection and resolution services to individuals throughout the United States. Prior to the August 2017 sale to Equifax, Inc. it was a public company traded on the TSX Venture Exchange. As Chief Financial Officer he managed all finance, accounting, public company reporting, investor relations, tax matters and human resources as well as other administrative functions. Prior to ID Watchdog, Lewis served in various senior finance roles, including as Chief Financial Officer of Jones Media Networks, Ltd., which owned cable television networks and the fourth largest network radio company in the United States, and as Vice President of Finance and Treasurer of Jones International, Ltd., a holding company with controlling interests in cable television and other media and technology companies. Mr. Lewis is a Certified Public Accountant, an alumnus of EY, a Big-4 public accounting firm, and holds a Bachelor's degree in accounting from the University of Wyoming.

Mr. Lewis will be paid an annual base salary of $240,000 in his position as Chief Financial Officer. In addition to other benefits provided to the Company’s executives, he will be issued an option to purchase that number of shares of the Company’s common stock equal to not less than 2% of the Company’s fully diluted shares of common stock, determined in the discretion of the Board of Directors, at an exercise price based on the fair market value of the Company’s common stock on the date of grant. The option shall vest ratably over a three-year period from the date of grant.

There are no family relationships between Mr. Lewis and any director or executive officer of the Company.

Item 9.01
Financial Statements and Exhibits

(d) Exhibits.
 Exhibit Index
Exhibit No.	Description
10.1	Letter Agreement, dated January 7, 2021
99.1	Press Release issued by the Company, dated January 8, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImageWare Systems, Inc.

Date: January 8, 2021	By:	/s/ Kristin Taylor
Kristin Taylor
Chief Executive Officer